Exhibit 99

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Hershey Foods Corporation (the “Company”) hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 26, 2003

/s/ Richard H. Lenny
Richard H. Lenny
         Chief Executive Officer

Dated: March 26, 2003

/s/ Frank Cerminara
Frank Cerminara
         Chief Financial Officer